UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                    --------------------------

                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                  COMTEX SCIENTIFIC CORPORATION
      (Exact name of registrant as specified in its charter)

          NEW YORK                           13-3055012
(State or other jurisdiction of              (I.R.S. Employer
 incorporation or organization)              Identification No.)

                  4900 Seminary Road, Suite 800
                    Alexandria, Virginia 22311
                          (703) 820-2000
       (Address, including zip code and telephone number,
                 of Principal Executive Offices)

                  COMTEX SCIENTIFIC CORPORATION
                      1995 STOCK OPTION PLAN
                     (Full title of the plan)

                          CHARLES W. TERRY
               President and Chief Executive Officer
                  Comtex Scientific Corporation
                  4900 Seminary Road, Suite 800
                          (703) 820-2000
                    Alexandria, Virginia 22311
             (Name, address, including zip code, and
   telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
                                    Proposed         Proposed
       Title of                     Maximum          Maximum
      Securities       Amount       Offering         Aggregate    Amount of
        to be          to be        Price Per        Offering     Registration
      Registered       Registered   Share            Price        Fee
      ------------     ----------   -------------    ---------    ------------
      Common Stock     1,200,000      $.125 <F1>      $150,000      $45.00
      $.02 par
      value

<F1>     Estimated solely for purposes of calculating the
         registration fee.  Based on the closing price on September 26, 1997.

                           PART II.
          INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.   Incorporation of Certain Documents by Reference
     Comtex Scientific Corporation (the "Company" or the "Registrant") hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission (the "Commission"):
     (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997; and
     (b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above.
     Each document or report subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a posteffective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such document with the Commission. Any statement contained in this Registration Statement, or in a document incorporated in this Registration Statement by reference, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document incorporated herein by reference which statement is also incorporated herein by reference is inconsistent with such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities
     The following is an updated description of the Company's securities:
Common Stock
     The authorized capital stock of the Company consists of 18,000,000 shares of common stock, $0.01 par value per share ("Common Stock"). Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the Common Stock entitled to vote in any election of directors may elect all the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors at its discretion from funds legally available therefore. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of debts and other liabilities. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

Item 6.   Indemnification of Directors and Officers
     The New York Business Corporation Law allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action or proceeding by reason of the fact that he or she is, or was, a director or officer of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful.
     The Company's Bylaws provide that the Company shall, subject to conditions imposed by statute and in the discretion of the Company's Board, indemnify its directors and officers against judgments, fines, amounts paid in settlement and reasonable expenses, necessarily incurred as a result of actions or proceedings to which such persons are, or are threatened to be, made a party because they were directors or officers of the Company.

Item 8.   Exhibits
     See Index to Exhibits.

Item 9.   Undertakings
     (a)  The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Virginia on October 2, 1997.

                              COMTEX SCIENTIFIC CORPORATION



                              By: /S/ CHARLES W. TERRY
                                   President and
                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on October 2, 1997.



/S/ CHARLES W. TERRY
Charles W. Terry                  Director, President and
                                  Chief Executive Officer
                                  (Principal Executive Officer)


/S/ DONALD E. ZIEGLER
Donald E. Ziegler                 Chief Financial Officer
                                  (Principal Financial and
                                  Accounting Officer)


/S/ C.W. GILLULY
C.W. Gilluly                      Chairman of the Board


/S/ ERIK HENDRICKS
Erik Hendricks                    Director


/S/ ROBERT A. NIGRO
Robert A. Nigro                   Director

                             EXHIBITS

                                TO

                  COMTEX SCIENTIFIC CORPORATION

                REGISTRATION STATEMENT ON FORM S-8
                           Exhibit Index


The following exhibits are filed herewith as part of this Registration Statement:


Exhibit
  No.

 5.1  Opinion and Consent of McGuire, Woods,
      Battle & Boothe, L.L.P., Counsel to the Company as to the validity of the Common Stock offered hereunder

23.1  Consent of Coopers & Lybrand L.L.P.

23.2  Consent of Ernst & Young LLP

23.3  Consent of McGuire, Woods, Battle & Boothe,
      L.L.P. (included in Exhibit 5.1)

28.1  Comtex Scientific Corporation 1995 Stock Option Plan